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Special Metals Corporation                                                    1




                                 February 3, 1997



Special Metals Corporation
4317 Middle Settlement Road
New Hartford, NY 13413

                           Special Metals Corporation
                       Registration Statement on Form S-1
                           Registration No. 333-18499
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Ladies and Gentlemen:

                  In connection with the above-captioned Registration Statement, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested by Special Metals Corporation, a Delaware corporation (the "Company"), to furnish our opinion as to the legality of 3,555,000 shares (the "Company Shares") offered by the Company (including up to 555,000 shares issuable by the Company upon exercise of the Underwriters' over-allotment option) and 700,000 shares (the "Stockholder Shares") offered by certain selling stockholders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), registered for sale thereunder.

                  In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including all amendments thereto), the form of the Underwriting


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Special Metals Corporation                                                    2


Agreement included as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), originals, or copies certified or otherwise identified to our satisfaction, of the Company's Amended and Restated Certificate of Incorporation included as Exhibit 3.1 to the Registration Statement (the "Amended Certificate of Incorporation"), the Company's Certificate of Incorporation as in effect on the date hereof, the Company's Amended and Restated By-laws included as Exhibit 3.2 to the Registration Statement, the Company's By-laws as in effect on the date hereof, the Certificate of Ownership and Merger relating to the Merger of Special Metals and Technologies Corporation ("SMTC") with and into the Company (the "Merger")

and records of certain corporate proceedings of the Company and SMTC. We have also examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below. In addition, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity

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Special Metals Corporation                                                    3


of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

                  Based upon the foregoing, we are of the opinion that (i) the Company Shares, when issued, delivered and paid for as contemplated in the Registration Statement and the Underwriting Agreement after the effective time of the Amended Certificate of Incorporation, will be duly authorized, validly issued, fully paid and nonassessable and (ii) the Stockholder Shares, when issued upon effectiveness of the Merger, will be duly authorized, validly issued, fully paid and nonassessable.

                  Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect.

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Special Metals Corporation                                                    4


                  We hereby consent to use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                               Very truly yours,

                    /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON